                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-71296 of Metromedia Fiber Network, Inc. on Form S-3 of our report with respect to AboveNet Communications, Inc. dated July 28, 1999 (September 8, 1999 as to Note 17), appearing in the Prospectus which is part of the Registration Statement on Form S-4 (Registration
No. 333-49684) of Metromedia Fiber Network, Inc. dated January 26, 2001.


    We also consent to the reference to us under the heading "Experts" in this Registration Statement.

                                          /s/ Deloitte & Touche LLP


San Jose, California
November 27, 2001